EXHIBIT 31.1

CERTIFICATIONS

I, Eric A. McAfee, certify that:

1. I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Aemetis, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 20, 2018

/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer